UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 4, 2013
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On April 4, 2013, John H. Hammergren resigned as a member of the Board of Directors of Hewlett-Packard Company (“HP”), effective on May 24, 2013.

On April 4, 2013, G. Kennedy Thompson resigned as a member of the Board of Directors of HP, effective on May 24, 2013.

Item 7.01	Regulation FD Disclosure.

A copy of HP's press release announcing changes to the HP Board of Directors is attached hereto as Exhibit 99.1.  The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On April 4, 2013, Raymond J. Lane resigned as executive Chairman of the Board of Directors of HP, effective immediately.  Mr. Lane will continue to serve as a member of the Board.

On April 4, 2013, the HP Board of Directors designated current director Ralph V. Whitworth to serve as non-executive Chairman of the Board, effective immediately.  HP also announced that the Board is commencing a search for a non-executive Chairman to serve on a permanent basis.

In connection with the designation of Mr. Whitworth as an independent, non-executive Chairman of the Board, on April 4, 2013, the Board eliminated the role of Lead Independent Director, effective immediately.  Rajiv L. Gupta, the member of the Board who was serving as Lead Independent Director, will continue to serve as a member of the Board.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release, dated April 4, 2013, entitled “HP Announces Changes to Board of Directors” (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: April 4, 2013	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release, dated April 4, 2013, entitled “HP Announces Changes to Board of Directors” (furnished herewith).